EXHIBIT 99.2
Transcript of
Westmoreland Coal (WLB)
Investor Conference Call
August 9, 2010
Participants
Keith E. Alessi, President and Chief Executive Officer
Presentation
Operator
Good morning, ladies and gentlemen, and welcome to Westmoreland Coal Company’s Investor Conference Call. At this time, all telephone participants are on a listen only mode. Following the formal presentation, instructions will be given for the question and answer session which will be conducted by telephone. Web participants wishing to ask a question will need to dial in by telephone to the audio portion of the call. If anyone needs operator assistance at any time during the conference, please press the * followed by the 0 on your telephone keypad. As a reminder, this conference is being recorded today and a replay will be made available as soon as practical on the investor portion of the Westmoreland website through August 24, 2010.
Management’s remarks today may contain forward-looking statements based on the company’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. The company’s actual result may different materially from the result discussed in any such forward-looking statements. For a summary of risk factors and other information regarding forward-looking statements, please refer to the company’s Form 10-K for fiscal year of 2009 filed with the Securities and Exchange Commission on March 12, 2010 as well as the company’s Form 10-Q for the first and second quarters of 2010 filed on May 10, 2010 and August 9, 2010.
Any forward-looking statement represent the company’s view only as of today and should not be relied upon as representing its views as of any subsequent date. While the company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so even if estimates change and therefore, you should not rely on these forward-looking statements as representing the company’s view as of any date subsequent to today.
Mr. Keith E. Alessi, President and Chief Executive Officer of Westmoreland Coal Company, will be delivering today’s remarks. Thank you, Mr. Alessi, please begin.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thank you and good morning everybody on the call. I’m here today to talk about the numbers we released this morning and since we normally do not do midyear calls, I’ll really address the year-to-date results more specifically than the quarter, but I’m happy to give any color that’s useful to people.

I think when you look at our numbers for 2010, it’s particularly important that you look back to what was going on at this time last year. If you recall early in 2009, our largest customer went down for a scheduled outage during which they found that they had material problems with their generator and that outage extended for over six months. That was followed by another significant customer experiencing almost an identical problem and then at the end of the year, we had an outage at our ROVA facility that went longer than scheduled. So when one looks at 2010’s numbers, one would expect to see improvement over 2009 as volume returns to more normal levels. As it is returned to those more normal levels, we’re getting some fairly good visibility on the impact of many of the initiatives that we’ve undergone these past few years in terms of standardization and cost control.
At the end of last year, we talked about the fact that we have successfully modernized our drug delivery system for our unionized workforce retirees. We had frozen the pension during 2009, as well as eliminated post-retirement medical for our non-union folks. And, all of those have impacted the numbers that you see in 2010.
Specifically, if you look at the quarter versus the first quarter, ROVA had an outage, so we expected it to be a little softer. We also were heavily impacted at the Colstrip facility by a later than normal and a high hydroelectric season that affected the northwest where most of their power is sold into.
That said, we certainly are very satisfied with these results and in line with what we anticipated them to be. And, as I mentioned in the press release, we expect that we will continue to comp well versus 2009 over the last two quarters because we will be comping against quarters in which those outages that I referred to previously were going on during the prior year.
During the quarter and actually since the beginning of the year, there are a couple of things I want to just quickly touch on. The Board of Directors and management had sat down and really had an opportunity to look at strategically where we’re going. We’ve focused on various aspects of our operation that we think are crucial going forward, most of which is expanding our reserve base more actively out in the market today doing that. Clearly, we recognized that we have some opportunity at our WRI operation and we’re looking at various opportunities there. They’re some people development things that we’re looking at and so we have focused our initiatives now looking more forward that what we’ve done the last past years as we were heavily in firefighting mode.
During the quarter, we announced the fact that Doug Kathol, who had been our Treasurer, has taken on more day-to-day responsibility for operations. Our CFO, Kevin Papryzcki, has taken on the treasury functions.
We also, during the first half of this year, have been very busy working on the information technology front. We are scheduled this next weekend to go live on a major upgrade to our J.D. Edwards System. We’ve made tremendous progress during the year in terms of staffing up and beefing up our IT capabilities and we expect that to pay off in the future in terms of efficiency and information on the analysis side of things. Certainly, as we move forward, we will stay focused on our capital structure and, as we put up better numbers, we think it gives us more flexibility and I’m happy to report that we’ve, on virtually every front, made progress this year towards where we hope to be.
My comments this morning are brief. I’m going to open up here in a moment for questions. I find that when I get calls from investors, they tend to be all around the same couple of topics. So a call like this is probably a pretty efficient way to handle that. That said, I will now open it up for any questions that you might have.

Operator
Thank you. We will now be conducting a question and answer session. If you would like to ask a question, please press *1 on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press *2 if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the * keys. Callers in the queue are requested to limit their number of questions to one primary question and one followup question. If you desire to ask additional questions, please reenter the queue. One moment please, while we pool for questions.
Thank you. Our first question is from Bentley Offutt with Offutt Securities. Please proceed with your question.
Bentley Offutt — Offutt Securities
Good morning.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Good morning, Bentley.
Bentley Offutt — Offutt Securities
Congratulations. I’m just... I’m delighted to see you’re doing a six-month conference call on the company’s performance and I’m hoping that you do it also going forward on a quarterly basis because there’s an awful lot to talk about. And so I think this is a major step forward on behalf of the Board and yourself.
My question relates to the significant upward trend in pricing. I was just looking at the... on a quarterly basis over the last several years that the price per ton, and I get this by dividing your volume into your revenues for that quarter, but how they have escalated significantly in the last several years. I mean just in June of ’08, for example, the price was $14.67 and for the most recent quarter, it was $17.45. So that’s a huge increase if that’s correct, my calculations. Number one, I was interested in where you see the pricing and also the cost per ton going over the next, say, year.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, those are both good questions. Let me start with the pricing. I think whenever you look at pricing, you’ve got to take a look at a couple of things. It’s not only a function of the underlying contracts, but a change in mix. Up until a year ago, our Jewett Texas Mine was generating 6 — 7 million tons. That’s dialed back now to about 4 million tons to 4.5 million tons when we converted over to a straight contract mining scenario down there where we just work off of a pretty slim margin, but have predictability through the life of the reserves. What you’re seeing this year is the impact of Colstrip being online. Colstrip has a higher pricing per ton as a result because it’s back online at more normalized volumes. It’s going to look like there’s been an increase, but that’s all a function of mix.
Our pricing is highly dependent upon when these contracts come up for renewal. If they come up for renewal at a time when spot prices are higher, we get higher prices. If they come up as did the Jewett contract back in ’07 at a trough, you will end up with a lower number. So, it’s highly dependent upon when these tons roll on and roll off. But, I’m certainly convinced personally that long-term pricing trends will be up particularly since the PRB competitors have gotten most of the low cover coal that was out there and so as they move into deeper cover that will make general market pricing, I believe, trend higher.

As far as cost of mining goes, it’s highly dependent upon the mine plan and the geology that we’re working in. At Colstrip, that geology tends to be fairly consistent year-to-year. At our WRI operation, we’ve just recently moved into a lower cover scenario as we have done in our Beulah operation.
So I tend to look more as where our costs are versus our mine plan and less versus where they were in the year before there are so many differences when one looks. But bottom line, I’d say top line pricing is likely to increase over the long term. Cost of mining is a function of the geology we’re in.
Bentley Offutt — Offutt Securities
So looking ahead over a year, you see the improved pricing. Looking ahead as far as the cost per ton, you look for those costs also to go higher because of your start up of new reserves. Is this correct?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Not necessarily because, again, at WRI, we’re moving into lower cover so our mining cost in that operation should actually be slightly lower than they were in the past as is the case at Beulah. The Jewett Mine and the Colstrip Mine, I think, will pretty much trend where they’ve been, but I don’t look for material variance from the cost structure that we’re on right now in terms of mining cost.
Bentley Offutt — Offutt Securities
And the other obvious question is volumes. Your volumes are still way low relative to what they were a couple years ago.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, I think that’s in two places. There’s about 3 million of those tons at Jewett and I think we will be at this 4.5 million ton level at Jewett for the next several years as the customer exploits a very low rail contract that they have for the PRB area that’s expiring at the end of ’12 or beginning of ’13. I think you’ll see tonnage come back up at that time. So that’s... 3 million tons on a $30 million basis is material. But keep in mind, we make about a $1.25 margin on that business so if dialing down 3 million tons, its only $3.5 — $4 million, it’s not a devastating impact.
We’re probably off about 1 million or 1.5 million tons at WRI from our peak, and that’s just a function of market conditions. We haven’t lost any customers up there, but the customers we do have have experienced reduced demand due to just general economic conditions. We have the Minnesota contract... Minnesota Power Contract at Colstrip that will be rolling off here at the end of this year. We’re inside of the six-month mark here because that expires December 31st. As you may recall, that contract was a fixed price contract that we lose money on. So Colstrip next year will be down over a million tons, but that’s a good thing because we’ll probably lose $5 to $7 million on that contract this year. So, even though we’ll have reduced tons at Colstrip next year, I expect to see increased profitability there.
Bentley Offutt — Offutt Securities
Do you still have... you do have a sales organization, I believe?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yes, we do.
Bentley Offutt — Offutt Securities
So are you going to try to replace that with another opportunity or...?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
At Colstrip, no. I think we’re better off selling that under the terms for the Colstrip one, two, three, and four buyers and we’ve committed those reserves to them. We have the ability to sell up to a million tons a year out of there, but I don’t know that we want to do that.

Bentley Offutt — Offutt Securities
Well, thank you. I’ll go back into queue.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Okay.
Operator
Our next question is from Alan Jacobs, a private investor. Please proceed with your question.
Alan Jacobs — Private Investor
Hi, guys. How are you doing?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Good, Alan. How are you?
Alan Jacobs — Private Investor
Well, excellent. Good quarter. It’s very solid on the expense side. Following up, I guess with Bentley’s question, I know we’re a different animal than Peabody and Arch and all those guys, but all I’m reading about from those guys is to quote them “positive demand trends.” Arch last week said RFP activity from generators that need to replenish stockpiles way up, they’re getting a lot of requests. PRB forward pricing for 2011 above 15 a ton, and they’re doing deals above the forward curve for ’11 and ’12. So I guess following up on those questions, we’re down a bit at WRI. It seems everybody else is recovering. I don’t know if it’s just because we are affected by hydro so much and they’re not. So to the demand and pricing question, I guess, just a follow-up there.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
I think it involves a little more complicated scenario than that. First of all, the hydro impact was not a WRI issue; that was a Colstrip issue. Let’s just take Colstrip as an example and a proxy for what we do. We have a customer sitting across the fence that we’re selling to. There are only a set number of tons that they could physically burn in the course of the year. I mean, if you ran full-out 24 x 7, 365, there’s a finite limit to how many tons the Colstrip buyers could take. Whenever there is a reduction in volume at Colstrip, it’s impossible to make those tons up. That was very clearly demonstrated in 2009 when they had the severe outage and it was demonstrated in Q2 when hydro severely impacted them. They were offline for the last two weeks of the quarter. So there is no opportunity for us to make up volume when we are that closely bound to our customer base.
As far as WRI goes, we’ve invested in terms of engineering and capital to be able to move coal west out of there. Traditionally, we’ve been only able to ship east because of the railroad configuration. We certainly look at any RFPs that come out that we can service based on the chemistry of our coal, based on whether the plant is scrubbed or unscrubbed.
So at Colstrip, at Texas, we really aren’t open to the market at all in term of new proposals. Savage is a very small operation. We look all the time for opportunities there, but it’s going to come in the 30,000, 40,000, 50,000 tons a year numbers, not major contracts. Beulah is largely committed to its customer base. So really from a... where do you grow the business standpoint, WRI is the only place you can go. And, we’re going to do about 6 million tons there this year, all out capacity. There might be 7 million to 7.5 million without making major capital investments and clearly, the mine could be expanded beyond that, but this is not a build it and they will come, and hope that they will come business.

So we are a much, much different animal than Peabody and Arch. We have a much smaller potential universe of customers. And, as a result, there are some finite limits as to how much tonnage we can move through this operation as it’s configured today.
Alan Jacobs — Private Investor
Yes, I understand where you’re coming from there and that’s true and that’s why you’ve done such a great job on the expense side. But we used to do 7 million tons out of Absaloka. I know our business is down a bit so we’re doing closer to 6 million. I know that’s where the opportunities are, so I guess I’m just asking, they’re all seeing, again, pricing. Arch is saying they are pricing above the $15 curve and they are pricing above the forward curve for ’11 and ’12. I’m reading on all these guys that just... they’re pretty bullish, they’re pretty optimistic, and it doesn’t seem that we’re... I know we’re not build it and they will come, but it doesn’t seem like we are catching the customers.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, the universe of potential customers at WRI is small. We are in contact all the time with those who would be potential customers. They mostly have long-term contracts. You have to catch them when those contracts come up. As far as pricing at WRI goes, we have one proposal out there right now on a renewal of a portion of the business we’re doing there today. I do not see upward pricing on that block of business based on when it was priced last. Although I don’t consider the PRB operators direct competition, they are competition to that customer base and our pricing is related to what’s going on in the PRB and based on where the PRB pricing is today versus where it was the last time this block of terms came up. I do not expect to see an increase in that block of business.
Alan, we’re not sitting here on our hands just hoping somebody is going to knock on our door. We are constantly looking at opportunities there but there are not the kinds of opportunities that would be available to you if you’re sitting with higher Btu coal that could be shipped longer distances down in the PRB.
Alan Jacobs — Private Investor
Understood. Understood. So besides doing the expense side, which you’ve done a great job, and obviously had the one-time thing in ROVA in the second quarter, which seems to me to have knocked off almost $4 million in the quarter between I guess what it cost you to fix what you had to fix and $2.33 I guess in lost revenues. I think the number on a comparable basis was close to $4 million, which is a big number that I guess we won’t have to deal with in the third quarter. You kind of — it looks like you’ve got a lot on the expense side. I know there is a little bit more to do in heritage benefits costs, so I guess I’m looking at what are the big drivers? I know we’re going to be paying down debt starting in ’11. We pay high interest rates, so that will be pretty creative, but I guess I’m just looking at what’s out there.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
This is a steady as she-goes scenario. We’ve never had a high degree of maneuverability because of our business model and our capital structure and our degree of leverage. We were ill-prepared to handle the kind of downturn we had in ’08 and ’09. We’ve done the best we can to come out of that tunnel and now it’s just a slow steady as she-goes clipping coupons, paying down debt, retiring liabilities, and configuring ourselves for something going forward, but there are no easy, quick fixes here. I’m happy we’ve come through the time we came through. I’m happy with where we are going forward, but there’s very little that I can see that can accelerate these results in the short term.

As far as the ROVA scenario you point out, you’re probably very close in terms of your math. That’s just the nature of the power plant business. You have to take these facilities down for maintenance on a routine basis. We’ve gone through the major outages at both ROVA 1 and ROVA 2 here over the past 18 months. So now you’ll have your annual maintenance going forward and hopefully, we don’t have any surprises, but that’s just the nature of reinvesting in the power plant business. So that’s always just a function of timing, when those things are going to pop up into your revenue and expense stream.
Alan Jacobs — Private Investor
I get that. And I guess the last question has been... I guess you’ve be hearing from shareholders and guys like us that watch every tick on the stock. Unfortunately, the pension is kind of made us underperform, no doubt, and then we went below the Russell threshold, so we got kind of killed by getting knocked out of the Russell 2000 and 3000. I know we’ve got some payments going forward to them, so... and they are very, very indiscriminate, terrible sellers, so I guess I’m looking for some comments there from you.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Well, I’m glad you bring it up because that’s probably the single largest question I get from shareholders on a literally weekly basis. So let’s wind the clock back to the financial meltdown. We, like virtually every other defined benefit plan, got hammered when the market crashed. Virtually every defined benefit plan out there was heavily exposed to equity so we all took the same bath.
The problem we had was that, under the covenants with our WML lenders, we were required to be 90% funded against those liabilities at all time in order to be in compliance with our debt. Because of the severe drop off, we took dramatic action which was freeze the plan so that at least we could quantify for all time where we were going to be. And when we looked at the actuarial requirements for topping the plan off for that 90% level, it required during ’09 and ’10 fairly significant top offs that then fell off the very modest top offs starting in ’11. When we looked at that, we had one or two ways we could go, we could top it off with stock or with cash. We can only top it off with stock to the extent that Westmoreland stock to total plan assets was 10% or below. So we have not been able to put as much stock in there as you could have put in there. It would have been our preference to put as much cash as possible in and that’s exactly what we did. Given our liquidity situation, we weren’t in a position in ’09 to top the plan off with cash. We went virtually 100% with stock last year. This year that ratio is more likely to be in the 50/50 range.
But I want to address the function of this “indiscriminate selling.” We have no control over what happens to that stock from a fiduciary standpoint once it goes into the plan. None. We can’t tell them what to do. We can’t ask them what to do. They do what they do. That’s the way the law works. That said, we do track what goes on in there. And, on an average week, they’re moving about 5,000 shares against the stock that over the last six months has had an average movement of 50,000. Now, if you pull out the 1.5 million shares that moved as a result of coming out of the Russell when all the black boxes dumped, it’s still a fairly minor percentage of the float out there. I guess I get confused with the fanaticism in which we have people focusing on what the plan is doing or not. I don’t consider it to be an inordinate overhang. Clearly, when we came out of the Russell, we had a 1.5 million shares moved. It hammered the stock for about $1, but the market absorbed it. I don’t know who the buyers were. But it is what it is. I don’t consider that to be the major issue. When the stock tracked up to $14 earlier in the year, they didn’t increase their selling and it didn’t seem to have an impact, but I think that’s just is there. There’s nothing I can do to change that. We will contribute a bare minimum number of shares necessary to get ourselves into compliance and I’m going to do that without putting the company at risk from a liquidity standpoint.

So the 50/50 split this year, I think, accomplishes those two objectives. It’s our intent going forward. We wouldn’t put any more shares into the plan because next year, I think the number falls off so we just have to top off with about $3 million and our cash projections say we can easily accommodate that with our cash flows going forward.
Alan Jacobs — Private Investor
I appreciate the way you answered the question and I realize you have no say as to how they do it. We watched how they do it, so I know how they do it. In terms of the Russell, I will tell you that what happens is guys start shorting it a month or two before they know what’s coming out. So the print on the last day is two things: A. We had 570,000 shares short; we now have 170,000. So 400,000 shares short was covered, which is nice to have out there... which would be nice to have out there because it’s future demand for stock. So we don’t have that anymore. As far as 50,000 average volume, they double print a lot on the NASDAQ because we trade over-the-counter in various ECNs. So our real volume, to be honest with you, real, real volume is probably 20,000 a day. And the amount that they put out there because it’s stock that they sell, that they never buy back... you know, a guy buys stock and sometimes it moves and guys buy and sell. So that’s just straight stock into the market that has to be absorbed. So it’s actually quite a bit more than you think if you just do the type of numbers that you just ran.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Alan, I don’t spend a lot of time running those numbers because there’s nothing I can do about it and it’s not something we did because we want it to be arbitrary or capricious. We had zero flexibility but to do what we did, which has kind of been the story since I’ve been here in ’07. I find myself boxed in in a lot of things. We make the best of the situation. I think the end result is that we’ve given a lot of clarity, visibility, and transparency to our business model. I think we have a plan. I think we’ve got a decent platform. But I’m not going to apologize or make excuses for anything we’ve done. We did what we needed to do to get the company through the period of time and the situation we inherited.
Alan Jacobs — Private Investor
No, I think you’ve done a great job and you continue to do a great job and I like you a lot and I like what you’ve done. It’s just the way it is as a shareholder. That was a tough break, tougher than anything. And I think when we ran up to $14 and change, they were not in there selling. Then they came in there and the two events between the Russell and that kind of took its toll on our stock. And it is what it is.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Right. Okay.
Alan Jacobs — Private Investor
Yes.
Operator
Our next question is from Bentley Offutt of Offutt Securities. Please proceed with your questions.

Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Bentley, are you there?
Bentley Offutt — Offutt Securities
Can you hear me?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Yes, I hear you.
Bentley Offutt — Offutt Securities
Okay. Good. I’d like to get a little better feel on this... your overall balance sheet, your debt situation. And I haven’t had a chance to go back and find out when this debt comes due. You might just give us a little feel for when you have to repay the debt or raise it. And secondly, you’ve discussed that you had an important meeting with your Board in the last month. And I was just interested in the outcome of your meeting. What are your goals and where do you see the opportunity and if there are any one of your assets that you feel you can use to give you the capital to move ahead in the area you wanted to go ahead?
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Okay. Look, let me answer in a kind of random order here. The meeting we had with the Board actually was back during the first quarter. It was the first time since I’ve been here that we sat down and really started focusing on forward-looking and strategic initiatives versus the tactical things we had to do when we were fighting the fires. The basic outcome of that meeting was that: A. We have to focus on acquiring more reserves, which we’re in the process of doing. We’ve always known there are a great numbers of reserves around our mines. Because of our financial condition, we didn’t see any need to spend the money to lock them down because they really were reserves that only we were going to attain. So we’re working on locking down and extending reserves at virtually every location.
We talked about the need to identify management succession throughout the organization. We’ve never done a really good job of taking an inventory of who’s out there. Who are the operators? Who are the operators of the future? So we’ve put together a very formal program for doing an assessment of what we’ve got in terms of people power all the way up and down the organization both administratively, staff-wise, and mining-wise.
We talked about improving our balance sheet, which is largely a function of time and results. And, there’s no magic wand we can wave and improve the balance sheet, but we’re focused on how do we recapitalize this business going forward when the time is appropriate. We’ve got some thoughts on that.
One of the initiatives we looked at, that speaks to your last point, is the issue of are there any assets here that are non-core. The obvious asset that one would say is non-core if you identify us as a mining organization would be the ROVA facility. The ROVA facility has its own set of challenges and we’ve certainly got an idea around what that facility may or may not be worth and I don’t believe in the short term that represents any kind of substantial improvement to our overall condition. We consider all of our mines to be core. So I don’t see a scenario under which we liquidate a mine. To me, that’s kind of eating the seed corn. So the only asset that I could identify if any would be ROVA and our investment bankers and others have looked at that and our assessment is in the short run, there is no immediate pop there. There are some scenarios that could be played out, but I really can’t go into that might play out over a period of time. But that’s not next week, you’re going to get a big check kind of a scenario.
As far as the debt goes, the WML debt starts amortizing off next year. It’s a modest amount next year. I’d really point you to the 10-K, which fully disclosed the amortization schedule. I wouldn’t want to misspeak here. I don’t have it in front of me. My recollection is it’s about a seven-year amortization period, but I could be off on that. The ROVA debt is funded out of cash flow through the end of 2014. The way you should look at ROVA is it doesn’t generate any material cash to the parent. It’s basically retiring its debt. So, the ROVA debt which is about $50 some million gets paid off between now and 2014. The WRI term debt of $30 million is, I believe, a five-year note and then we’ve got a revolver there, a $20 million, $30 million revolver that gets renewed on an annual or biannual basis.
What should give you some comfort as you look at debt amortization is that we’ve come through a period of time where we had poor results because of either contract structure, expense structure, or the disaster that was 2009; that’s behind us. We have better contracts in most of our facilities going forward, which help on the cash flow standpoint. We’ve made over $150 million in capital investments over the past 40 months so now we’ve returned to a more normalized level of cash capital expenditures and we’ve successfully knocked off on a cash basis about $12 million a year off the heritage line. So I don’t see debt service as being any burden on the organization. We’re well able to service that debt and each year we go forward, our credit statistic should improve.

Bentley Offutt — Offutt Securities
Great. Well, thank you. That was very detailed and I appreciate that.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Sure.
Operator
There are no further questions in the queue at this time. I would now like to turn the floor back over the Mr. Alessi for closing comments.
Keith E. Alessi — Westmoreland Coal Company — President and Chief Executive Officer
Thanks. I certainly appreciate everybody joining the call and the patience and the quality of the questions. I’m not certain we’ll do a call again at Q3 because I’m not sure that there’s going to be a whole lot of change in the business over this next quarter, but if appropriate, we will. We clearly will have one at year-end and going forward in ’11. I imagine as we move through things through the end of ’10, we’ll have some... a better idea on what we’re going to do in ’11 and I’ll certainly consider doing these on a quarterly basis. I don’t have any objection to it and if they’re well received, which they apparently are, we can certainly continue those.
Feel free to give us a shout if there are more detailed questions that we haven’t answer. I’m on the road the majority of this week so it might be early next week before I get back to you, but you can call Kevin Paprzycki in my absence and he can walk you through the numbers. Thanks.
Operator
Ladies and gentlemen, this concludes today’s investor conference call. If you would like to access this call for digital replay, you may dial 877-660-6853 using the account number 286 and conference ID number 354901. Thank you and have a wonderful day.